UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2016

SCYNEXIS, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36365	56-2181648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, Suite 3610

Jersey City, New Jersey 07302-6548

(Address of principal executive offices, including zip code)

(201) 884-5485

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 21, 2016, SCYNEXIS, Inc. (the “Company”) entered into an Equity Underwriting Agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC, representative of the several underwriters (the “Underwriters”) relating to the offering, issuance and sale (the “Offering”) of (a) 9,375,000 shares of the Company’s common stock, par value $0.001 per share and (b) warrants to purchase up to 4,218,750 shares of the Company’s common stock with an exercise price of $3.00 per share. Each purchaser will receive a warrant to purchase 0.45 of a share for each share purchased in the Offering. There is not expected to be any trading market for the warrants issued in the Offering. Each warrant is exercisable immediately upon issuance and will expire five years from the date of issuance. The price to the public in the Offering is $2.40 per share of common stock and accompanying warrant. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase shares of common stock and accompanying warrants from the Company at a price of $2.256 per share, which will result in approximately $20.7 million of net proceeds to the Company after deducting the underwriting discount and estimated offering expenses. The Offering is expected to close on or about June 24, 2016, subject to customary closing conditions. The shares of common stock will be listed on The NASDAQ Global Market. The Underwriters have a 30-day option to purchase up to an additional 1,406,250 shares of common stock and accompanying warrants solely to cover over-allotments, if any. All of the shares and warrants in the Offering are being sold by the Company.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-207705) filed with the Securities and Exchange Commission (the “SEC”) on October 30, 2015 and declared effective on November 16, 2015. The Company has filed a final prospectus supplement, dated June 21, 2016, relating to the issuance and sale of the shares and warrants with the SEC.

Guggenheim Securities, LLC is acting as the sole book-running manager. Canaccord Genuity Inc. and Needham & Company are acting as co-lead managers and Brean Capital, LLC is acting as co-manager.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and a copy of the form of Warrant is filed as Exhibit 4.1 hereto and both are incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares and accompanying warrants in the Offering is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

The statements in this report related to the completion, timing and size of the Offering are “forward-looking” statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to market conditions and the satisfaction of customary closing conditions related to the Offering. There can be no assurance that the Company will be able to complete the Offering on the anticipated terms, or at all.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Underwriting Agreement, dated June 21, 2016, by and between the Company and Guggenheim Securities, LLC, as representative of the several underwriters named on Schedule I thereto

4.1	Form of Warrant

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

By:	/s/ Eric Francois
Name:	Eric Francois
Title:	Chief Financial Officer

Dated: June 21, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Underwriting Agreement, dated June 21, 2016, by and between the Company and Guggenheim Securities, LLC, as representative of the several underwriters named on Schedule I thereto

4.1	Form of Warrant

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)